                             STOCKHOLDERS AGREEMENT


          THIS AGREEMENT is made as of July 22 , 1993, by and among The Triumph Group Holdings, Inc., a Delaware corporation (the "Company"), Citicorp Venture Capital, Ltd., a New York corporation ("CVC"), World Equity Partners, L.P. (the "Fund"), and each of the executives listed on the signature pages hereto (the "Executives"). CVC, the Fund and the Executives are collectively referred to herein as the "Stockholders" and individually as a "Stockholder." Capitalized terms used herein are defined in paragraph 5 hereof.

          CVC will purchase shares of the Company's Class B Common Stock, par value $.001 per share (the "Common Stock), pursuant to a purchase agreement between CVC and the Company dated as of the date hereof (the "Purchase Agreement"). The Fund will receive warrants to purchase shares of the Company's Class A Common Stock, par value $.001 per share (the "Warrants"), which Warrants shall be subject to a Warrant Agreement dated as of the date hereof between the Fund and the Company. The Company and each Executive are parties to an Executive Stock Agreement, dated as of the date hereof (the "Executive Stock Agreements"), pursuant to which each Executive will purchase shares of the Common Stock.

          The Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company's Board of Directors (the "Board"), (ii) assuring continuity in the management and ownership of the Company and (iii) limiting the manner and terms by which the Executives' Common Stock may be transferred. The execution and delivery of this Agreement is a condition to CVC's purchase of the Common Stock pursuant to the Purchase Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

          1.   BOARD OF DIRECTORS.

               (a) From and after the Closing (as defined in the Purchase Agreement) and until the provisions of this paragraph 1 cease to be effective, each Stockholder shall vote all of his Stockholder Shares and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within his control (whether in his capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

                    (i) The authorized number of directors on the Board shall be established at five directors;

                    (ii) the following persons shall be elected to the Board:

                         (A) two representatives designated by CVC (the "CVC Directors");

                         (B)  the Company's Chief Executive Officer; and

                         (C) two directors designated by the holders of a majority of the voting power represented by the Stockholder Shares, one of which until the termination of his employment with the Company shall be John Bartholdson (the "Majority Holders Directors").

                    (iii) the removal from the Board (with or without cause) of any of the CVC Directors or the Majority Holders Directors shall be only at the written request of the person or persons originally entitled to designate such director pursuant to Section l(a)(ii) hereof (or in the case of John Bartholdson as one of the Majority Holders Directors, the termination of John Bartholdson's employment), provided that if any director elected pursuant to (ii)(B) above ceases to be Chief Executive Officer of the Company, he shall be removed as a director promptly after his employment ceases; and

                    (iv) in the event that any representative designated hereunder for any reason ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by a representative designated by the person or persons originally entitled to designate such director pursuant to Section l(a)(ii) hereof, other than a vacancy resulting from the termination of the employment of the Company's Chief Executive Officer, which vacancy shall be filled by the Company's subsequent Chief Executive Officer.

               (b) The Company shall pay reasonable fees to each director (other than directors who are employees of the Company or any of its subsidiaries and directors who are employees of CVC) and shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board and any committee thereof. So long as any CVC Director serves on the Board and for six years thereafter, the Company shall maintain directors and officers indemnity insurance coverage satisfactory to CVC.

               (c) The provisions of this paragraph 1 shall terminate automatically and be of no further force and effect upon the first to occur of
(i) the tenth anniversary of the date hereof (unless extended by the parties hereto in accordance with Section 218 of the Delaware General Corporation Law) or (ii) a Qualified Public Offering.

               (d) If any party fails to designate a representative to fill a directorship pursuant to the terms of this paragraph 1, the election of a person to such directorship shall be accomplished in accordance with the Company's bylaws and applicable law.

          2.   IRREVOCABLE PROXY: CONFLICTING AGREEMENTS.

               (a) In order to secure each Executive's obligation to vote his Stockholder Shares and other voting securities of the Company in accordance with the provisions of paragraph 1 hereof, each Executive hereby appoints CVC as his true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of his Stockholder Shares and other voting securities of the Company for the election and/or removal of directors and all such other matters as expressly provided for in paragraph 1. CVC may exercise the irrevocable proxy granted to him hereunder at any time any Executive fails to comply with the provisions of this Agreement. The proxies and powers granted by each Executive pursuant to this paragraph 2 are coupled with an interest and are given to secure the performance of the Executive's obligations to CVC under this Agreement. Such proxies and powers will be irrevocable for the term set forth in paragraph 1(d) of this Agreement and will survive the death, incompetency and disability of such Executive and the holders of his Stockholder Shares.

               (b) Each Stockholder represents that he has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

          3. LEGEND. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "The securities represented by this certificate are subject to a Stockholders Agreement dated as of July __, 1993, among the issuer of such securities (the "Company") and certain of the Company's stockholders. A copy of such Stockholders Agreement will be furnished without charge by the Company to the holder hereof upon written request."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with paragraph 6 hereof.

          4. TRANSFER. Prior to transferring any Stockholder Shares (other than in a Public Sale) to any person or entity, the transferring Stockholder shall cause the prospective transferee to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement.

          5.   DEFINITIONS.

          "INDEPENDENT THIRD PARTY" means any person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Common Stock on a fully-diluted basis (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other persons.

          "PUBLIC SALE" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

          "QUALIFIED PUBLIC OFFERING" means the sale in an underwritten public offering registered under the Securities Act of shares of the Company's Common Stock having an aggregate offering value of at least $40 million.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "STOCKHOLDER SHARES" means (i) any Common Stock purchased or otherwise acquired by any Stockholder, (ii) any Common Stock issued or issuable with respect to the Warrants, (iii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clauses (i) and (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iv) any other shares of any class or series of capital stock of the Company held by a Stockholder. As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

          6. TRANSFERS IN VIOLATION OF AGREEMENT. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

          7. AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company or the holders of at least a majority of the Stockholder Shares, respectively. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          8. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          9. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          10. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

          11. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          12. REMEDIES. The Company, CVC, the Fund and the Executives shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, CVC, the Fund and any Executive may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

          13. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the signature pages hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

               The Triumph Group Holdings, Inc.
               c/o The Triumph Group Management Services, Inc.
               825 Duportail Road
               Wayne, PA 19087
               Attention: President

          14. GOVERNING LAW. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of Delaware.

          15. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                                *   *   *   *   *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                   THE TRIUMPH GROUP HOLDINGS, INC.

                                   By /s/ Richard C. Ill
                                      ------------------------------------------
                                   Its President & CEO
                                       -----------------------------------------


                                   CITICORP VENTURE CAPITAL, LTD.


Address:                           By /s/
399 Park Avenue                       ------------------------------------------
New York, NY 10043                 Its V.P.
Attention:     Bruce C. Bruckman       -----------------------------------------
               Joseph M. Silvestri

                                   WORLD EQUITY PARTNERS, L.P.


Address:                           By /s/
399 Park Avenue                       ------------------------------------------
New York, NY 10043                 Its
Attention:     Byron Knief             -----------------------------------------


Address:                           /s/ Richard C. Ill
1356 Sugartown Road                ---------------------------------------------
Berwyn, PA  19312                  Richard C. Ill


Address:                           /s/ John R. Bartholson
168 Hollow Road                    ---------------------------------------------
Malvern, PA  19355                 John R. Bartholson


Address:                           /s/ Robert E. Janis
94 Briarwood Circle                ---------------------------------------------
Oak Brook, IL 60521                Robert E. Janis


Address:                           /s/ Richard R. Rockwood
32112 Canyon Ridge                 ---------------------------------------------
Westlake Village, CA 91361         Richard R. Rockwood


Address:                           /s/ Richard J. LeJeurne
10 Pinecrest                       ---------------------------------------------
Wellington, KS 87152               Richard J. LeJeurrne

Address:
443 South Jackson                  /s/ Thomas J. Fournier
Hinsdale, IL 60521                 ---------------------------------------------
                                   Thomas J. Fournier


Address:
906 Thistle Lane                   /s/ Paul T. Stimmler
West Chester, PA 19382             ---------------------------------------------
                                   Paul T. Stimmler


Address:
700 Dorchester Drive               /s/ John W. Malec
Bolingbrook, IL 60439              ---------------------------------------------
                                   John W. Malec


Address:
111 Marquette Avenue S, Apt. 2601  /s/ Kenneth E. Templin
Minneapolis, MN 55401              ---------------------------------------------
                                   Kenneth E. Templin


Address:
1400 Mayview N.E.                  /s/ Frederick W. Kuebrich
Albany, OR 97321                   ---------------------------------------------
                                   Frederick W. Kuebrich


Address:
5619 Blair Drive                   /s/ Frank R. Hondlik
Highland Heights, OH 44143         ---------------------------------------------
                                   Frank R. Hondlik


Address:
1500 N. Markdale, Villa #40        /s/ K. Neil Mottern
Mesa, AZ 85201                     ---------------------------------------------
                                   K. Neil Mottern


Address:
24234 West Lema Drive              /s/ Steven W. Williamson
Valencia, CA 91356                 ---------------------------------------------
                                   Steven W. Williamson


Address:
603 Brademas Court                 /s/ James E. Hunt
Wood Ranch, CA 93065               ---------------------------------------------
                                   James E. Hunt


Address:
1027 St. Paul Street               /s/ Donald E. Kendall
Shelbyville, IN 46176              ---------------------------------------------
                                   Donald E. Kendall

Address:
3159 E Meadow Dr.                  /s/ George J. Bakker
Shelbyville, IN 46176              ---------------------------------------------
                                   George J. Bakker


Address:
38575 Carriage Lane                /s/ John P. Lawson, Jr.
Willoughby, OH 44094               ---------------------------------------------
                                   John P. Lawson, Jr.


Address:
216 N. Park Drive                  /s/ M. David Brummet
Hutchinson, KS 67502               ---------------------------------------------
                                   M. David Brummet


Address:
1148 Fielding Drive                /s/ Kevin E. Kindig
West Chester, PA 19382             ---------------------------------------------
                                   Kevin E. Kindig


Address:
1118 Whirloway Avenue              /s/ Richard W. Carney, Jr.
Naperville, IL 60540               ---------------------------------------------
                                   Richard W. Carney, Jr.